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                                                                   EXHIBIT 10.38

                                             AMENDED AND RESTATED DIRECTOR
                                    ADVISORY AGREEMENT dated as of October 15,
                                    1997 between K & F INDUSTRIES, INC., a
                                    Delaware corporation (the "Company"), and
                                    BERNARD L. SCHWARTZ ("BLS"),
                                    individually and on behalf of the
                                    individuals listed on Exhibit A hereto
                                    (and/or their respective successors) (herein collectively the "Directorate").

                  WHEREAS, on April 27, 1989 the Company acquired substantially all of the assets of the Aircraft Braking Systems Division and the Engineered Fabrics Division (collectively the "Subsidiaries") of Loral Corporation, a New York corporation;

                  WHEREAS, at such time, the Company desired to avail itself of certain advisory services of BLS and other members of the Directorate in their capacity as members of the Board of Directors of the Company and/or the Subsidiaries, and consequently requested BLS to constitute the Directorate to provide it with advisory services on an ongoing basis with respect to the business and affairs of the Company and/or the Subsidiaries;

                  WHEREAS, at that time, the Company and BLS agreed that it was in their respective best interests to enter into the Director Advisory Agreement dated as of April 27, 1989 (the "Director Advisory Agreement") whereby BLS and other members of the Directorate would serve as directors of the Company and/or its Subsidiaries and provide advisory services as aforesaid to the Company and/or its Subsidiaries; and

                  WHEREAS, the parties desire to update the Director Advisory Agreement to reflect the changed name of the Company as well as to reduce the stock ownership trigger for termination of the Director Advisory Agreement in view of the decrease in the number of issued and outstanding shares of capital stock of the

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Company after giving effect on the date hereof to the recapitalization of the
Company;

                  ACCORDINGLY, in consideration of the mutual covenants hereinafter set forth, the Company and BLS (individually and on behalf of the Directorate) hereby agree as follows:

                  1. COMPOSITION/COMPENSATION OF THE DIRECTORATE; SUCCESSORS. The initial members of the Directorate shall be BLS and the persons designated by BLS on Exhibit A hereto. The aggregate compensation hereinafter provided for the Directorate pursuant to Paragraph 4 hereof shall be conclusively allocated by BLS to and among the members of the Directorate (to include BLS). In the event of the death, disability or termination (voluntary or involuntary) of any initial member of the Directorate, his successor, if any, shall be conclusively designated by BLS. Nothing contained herein shall entitle any person (other than BLS) to continue (absent the approval of BLS) as a member of the Directorate.

                  2. ADVISORY SERVICES OF THE DIRECTORATE. During the term of this Agreement, members of the Directorate shall serve as directors of the Company and/or its Subsidiaries (as conclusively determined by BLS) and shall advise the Company and/or its subsidiaries with respect to such matters regarding the business and affairs of the Company and its Subsidiaries as are normally within the purview of a director and/or as the Company may reasonably request.

                  3. TERM. This Agreement shall commence on the date hereof and shall continue until the date BLS dies or is disabled or ceases to own at least 100,000 shares of common stock of the Company.

                  4. COMPENSATION. The Company shall, as compensation for the services provided by the Directorate hereunder, pay to


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the members of the Directorate (as constituted at such time and in such proportion as BLS shall, in his sole discretion, determine), on the first day of each month during the term of this Agreement, an aggregate of $200,000.00, in cash.

                  5. NOTICES. All notices, requests and other communications required or permitted hereunder will be in writing and will be deemed given either when delivered personally or five days after being mailed by certified or registered U.S. mail, return receipt requested, postage prepaid, or on the next business day after the sending thereof by prepaid air courier guaranteeing next day delivery, or when answered back if sent by telex, or when receipt is acknowledged if sent by telecopier, addressed as follows:

                  If to the Directorate:

                           Bernard L. Schwartz
                           944 Fifth Avenue
                           New York, New York 10021

                  If to the Company:

                           K & F Industries, Inc.
                           600 Third Avenue
                           New York, New York 10016

                  In either case, with a copy to:

                           O'Sullivan Graev & Karabell, LLP
                           30 Rockefeller Plaza, 41st Floor
                           New York, New York 10112
                           Attention: George P. O'Sullivan, Esq.

provided, that a party by giving notice to the other party may change the address for notice set forth above.


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                   6. ASSIGNMENT. This Agreement may not be assigned by any
party signatory hereto without the consent of the other party signatory hereto.

                   7. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

                   8. HEADINGS. Section headings are used for convenience only and shall in no way affect the construction of this Agreement.

                   9. ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties signatory hereto with respect to the subject matter hereof and supersedes all prior arrangements or understandings with respect thereto.

                  10. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one agreement.

                  11. AMENDMENTS. Neither this Agreement nor any part of it may in any way be altered, amended, extended, waived, discharged or terminated except by a written agreement signed by BLS and the Company.


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                  IN WITNESS WHEREOF, the parties hereto have duly executed this
Amended and Restated Director Advisory Agreement as of the date first above written.

                                    K & F INDUSTRIES, INC.

                                    By /s/ Kenneth M. Schwartz
                                      ------------------------------------------
                                       Name: Kenneth M. Schwartz
                                       Title: Executive Vice President

                                             /s/ Bernard L. Schwartz
                                    --------------------------------------------
                                                Bernard L. Schwartz


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